UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  August 14, 2008
PreVu, Incorporated
(Exact name of registrant as specified in its charter)

Minnesota	000-21543	41-1839933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
PreVu, Incorporated (the “Company”) announced today that it has been unable to obtain the capital or other financing necessary to pursue the mall accessories store concept and continue its operations on a long term basis. As a result, the Company will begin implementing an immediate liquidation process in its stores. The Company expects to be fully liquidated by the end of October. Because of the Company’s obligations, it is not expected that any shareholders of the Company will receive any proceeds from the liquidation.
The Company has also determined to take the steps necessary to discontinue the registration of its common stock with the Securities and Exchange Commission (the “SEC”). Filing for deregistration with the SEC will immediately suspend the Company’s obligations to file certain reports with the SEC, such as Forms 10-K, 10-Q and 8-K. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of a Form 15.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVU, INCORPORATED
Date: August 14, 2008	By	/s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer